EXHIBIT 10.24

SECOND AMENDMENT TO LEASES
BY AND BETWEEN HP PROPERTIES/MIKRON LLC AND MIKRON WASHINGTON LLC

This amendment to Leases (this “Amendment”) is made and entered into as of the 20th day of November, 2013, by and between HP Properties/Mikron LLC, a Washington limited liability company (“Landlord”) and Mikron Washington LLC, a Washington limited liability company (“Tenant”). Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings set forth in the Mikron Leases (as defined below).

RECITALS

A.
Pursuant to that certain Lease between Mikron 1034 Joint Venture, and the W.R. Sandwith and Michael G. Ritter Partnership (Landlord’s predecessors in interest) and Mikron Industries, Inc. (Tenant’s predecessor in interest) dated November 26, 1979, as amended by those certain Amendments to Lease dated December 31, 1986, May 12 1989, October 8, 1993, November 4, 1994, May 19, 1995, May 10, 2000, June 9, 2004, December 9, 2004, and January 27, 2010 (as amended, the “1979 Lease”), Tenant leases space consisting of approximately 97,706 square feet in the Industrial Distribution Building located at 1034 6th Avenue North, Kent, Washington.

B.
Pursuant to that certain Lease between 1034 Joint Venture and Mikron Industries, Inc. and dated May 3, 1989, as amended by those certain Amendments to Lease dated August 30, 1990, November 4, 1994, May 19, 1995, May 10, 2000, June 9, 2004, December 9, 2004, and January 27, 2010 (as amended the “1989 Lease”), Tenant leases space consisting of approximately 75,000 square feet in the Industrial Distribution Building located at 1034 6th Avenue North, Kent, Washington.

C.	The premises depicted in Exhibit A is collectively referred to herein as the “Leased Premises”.

D.
The 1979 Lease and the 1989 Lease, together with that certain Lease between Mikron Industries, Inc. and W.R. Sandwith dated July 1, 1994, as amended, are collectively referred to herein as the “Mikron Leases”.

E.	Tenant assumed its interest in the Mikron Leases by assignment from Mikron Industries, Inc. Landlord consented to the Assignment by that certain Letter Agreement dated June 22, 2006.

F.	The 1979 Lease and the 1989 Lease expire by their terms on March 1, 2015. Landlord and Tenant desire now to amend both leases to extend their terms, on the following terms and conditions.
NOW THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency are hereby acknowledged, Landlord and Tenant agree as follows:

AMENDMENT

1.
Term Extension. The terms of the 1979 Lease and the 1989 Lease are hereby extended for a period of five (5) years (the “Extended Term”), commencing March, 1, 2015 and terminating February 28, 2020, unless sooner terminated in accordance with their respective terms. Throughout the Extended Term, the Leased Premises shall be subject to the terms and conditions of the Mikron Lease, except as expressly modified by this Amendment.

2.	Extended Term Rent. The fixed monthly rental charge (the “Monthly Rent”) due under the 1979 Lease and the 1989 Lease respectively, during the Extended Term shall be as follows:

The 1979 Lease consisting of 97,706 square feet will be $41,803.14 for the entire five year term. The 1989 Lease consisting of 75,000 square feet will be $27,240.97 for the entire five year term.

3. Renewal.
3.1 Provided there is no existing uncured material default of Tenant under any of the Mikron Leases, if Tenant desires to continue leasing all of the premises leased under the Mikron Leases (or all of the premises leased under those Mikron Leases which are then in effect) for a period beyond the Extended Term (such period being the “Renewal Term”), Tenant shall give Landlord written notice on or before February 28, 2019 of its desire to negotiate a Renewal Term. In response to such notice, Landlord shall within twenty (20) days provide Tenant with notice of landlord’s desired term and Monthly Rent for the Renewal Term; provided that the Monthly Rent for Renewal Term (i) shall be the fair market rental value of the Leased Premises upon commencement of the Renewal Term, (ii) shall in no event be less than the Monthly Rent due during the month immediately prior to the commencement of the Renewal Term and (iii) shall in no event escalate more than fifteen percent (15%) during any five consecutive years of the Renewal Term. In determining the fair market rental value of the Leased Premises, consideration shall be given to the then current market rate for similar properties in the general vicinity of the Leased Premises with similar lease provisions.
3.2 If the parties do not agree upon the monthly Rent for the Leased Premises during the Renewal Term by June 15, 2019 (the “Trigger Date”), either party may demand that the Monthly Rent be determined by arbitration. In such case, the parties shall endeavor to select a mutually agreeable arbitrator within ten (10) days after such demand. If the parties are unable to agree on an arbitrator within such 10-day period, either party may seek appointment of an arbitrator by the Chief Judge of the Superior Court of King County, Washington. Within fourteen (14) days after the arbitrator’s appointment, each party shall submit its estimate of the fair market rental value of the Leased Premises along with any documentary evidence that it may have to support its estimate. Within fourteen (14) days after the arbitrator’s receipt of each party’s estimate and evidence (if any), the arbitrator shall select the estimate that he or she determines is closest to the actual fair market rental value of the Leased Premises. The arbitrator’s determination of the estimate that is closest to the actual fair market value of the Leased Premises shall be completed no later than September 15, 2019 and shall be final and binding. The cost of the arbitrator shall be shared equally by Landlord and Tenant. In no event shall the fair market rent for the Leased Premises be less than the Monthly Rent due during the last month prior to the Renewal Term.
3.3 If the parties have not executed a fully integrated written agreement for lease of the Leased Premises during the Renewal Term on or before September 15, 2019, then Landlord shall be entitled to freely market the Leased Premises and show the Leased Premises to prospective tenants. Landlord agrees not to market the Leased Premises before this time unless Tenant notifies Landlord that Tenant does not intend to pursue the Renewal Term.

4. Improvements to the Leased Premises. Tenant accepts the Leased Premises in its present condition on an “as-is, where-is” basis.

5. Miscellaneous.

5.1 This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.
5.2 Except as herein modified or amended, the provisions, conditions, and terms of the Mikron Leases shall remain in full force and effect.
5.3 In the case of any inconsistency between the provisions of the Mikron Leases and this Amendment, the provisions of the Amendment shall govern and control.
5.4 This Amendment shall be construed and enforced in accordance with the laws of the State of Washington.

6. Surrender.

Landlord agrees to allow Tenant to exclude the items in Exhibit A attached from work to be done at the termination of this Lease listed as Exclusionary Items. All items listed in the Non-Exclusionary Items on Exhibit A are required to be removed, replaced or repaired as necessary.

IN WITNESS WHEREOF, landlord and tenant have executed this Amendment on the ________________
day of____________, _______________.

LANDLORD:
HP Properties/Mikron LLC

By: __________________________
Name: ________________________
Its: __________________________

TENANT:
Mikron Washington LLC, a Washington limited Liability company

By: __________________________
Name: ________________________
Its: __________________________

STATE OF WASHINGTON )
ss.
COUNTY OF KING    )

This is to certify that I know or have satisfactory evidence that ________________________is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the ___________________________of HP Properties/Mikron LLC, a Washington general partnership to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:___________________, 2013
___________________________________________
Notary Public
Print Name: __________________________
My appointment expires ________________

STATE OF WASHINGTON )
ss.
COUNTY OF KING    )

This is to certify that I know or have satisfactory evidence that___________________________is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as Manager of Mikron Washington LLC, a Washington general partnership to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated:___________________, 2013

___________________________________________
Notary Public
Print Name: __________________________
My appointment expires ________________

Exhibit A

Exclusionary Items:

•	Structural steel mezzanine structures

•	Overhead bridge cranes

•	Electrical power and control panels

•	Compressed air equipment

•	Chilled water supply and return piping to equipment and production lines, unless they are in the middle of the space. Lines along wall are fine.

•	Compressed air piping

•	Reinstall sprinkler system piping at roof opening locations.

Non-Exclusionary Items:

•	Grinding equipment, cyclone collectors, and related dust control equipment and ductwork

•
Equipment within the main Blend Tower including resin rail unload system, Regrind handling system, 1102/Calcium handling system, Upper dust control system, Wax handling system, PA-40 handling system, A15 handling system, liquid Stabilizer handling system, Screening System, Mixers, and Compound Take-Away System including convey line to silos.

•	Two 15' diameter bolted compound storage silos near Blend Tower that will need to be jacked down and removed.

•	Material handling convey lines including material lines and air-only vacuum lines.

•	Blend tower including structural steel and suspended concrete floors.

•	Metal building components on blend tower above the roof.

•	Day bins within the plant

•	Dry Blend equipment including tower structure

•	Rail load-out system

•	Closing in roof penetrations and re-roofing at the Blend Tower and for the two 15' diameter compound storage silos near the Blend Tower.

•	Filling in existing pits in the floor including the following:

•	Pit at Main Blend Tower

•	Pit at Dry Blend

•	Utility trenches

•	Patch back any wall openings for material convey lines or piping.

•	Remove all interior building walls and chain link fence as required.

•	Remove floor bollards, guardrails, etc. where needed.

•	C Bldg., city water supply to building. Replace piping from meter to building.